Exhibit 99.1

NFP Announces Second Quarter 2012 Results

Second Quarter 2012 Revenue Grew 6.7% & Organic Revenue Grew 4.1% YOY

$6.1 Million of Shares Repurchased During Second Quarter 2012;

$43.9 Million Remaining on Authorization

Financial Highlights(1)	Q2 2012	Q2 2011	% Change	YTD 2012	YTD 2011	% Change
(Dollars in millions, except per share amounts)

Revenue	$255.4	$239.4	6.7%	$509.6	$472.7	7.8%
Net income	4.9	9.5	-48.7%	10.5	16.4	-35.9%
Net income per diluted share	0.12	0.21	-42.9%	0.25	0.36	-30.6%
Cash earnings	27.1	21.6	25.5%	51.5	40.2	28.2%
Cash earnings per diluted share	$0.66	$0.48	37.5%	$1.23	$0.89	38.2%
Adjusted EBITDA	$33.0	$30.1	9.6%	$65.1	$54.1	20.3%
Adjusted EBITDA margin	12.9%	12.6%		12.8%	11.4%
Net cash provided by operating activities	$19.5	$39.9	-51.0%	$4.9	$33.9	-85.5%

(1)	This summary includes financial measures not calculated based on generally accepted accounting principles.

NEW YORK, NY – July 30, 2012 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the second quarter ended June 30, 2012.

Commenting on today’s announcements, Jessica M. Bibliowicz, chairman and chief executive officer, said, “For the quarter, we reported revenue growth of 6.7%, organic revenue growth of 4.1% and demonstrated growth in Adjusted EBITDA and margins, mostly driven by strength in our Corporate Client Group. We are pleased with our recent industry rankings as eighth on Business Insurance’s 100 Largest Brokers of U.S. Business and as the ninth Top Global Insurance Broker by Best’s Review.”

Also commenting, Douglas W. Hammond, president and chief operating officer, said, “We continue to make progress executing on our strategy. In May, we restarted our stock buyback using $6.1 million during the quarter to repurchase shares. Also during the quarter, we continued to complete acquisitions, which are focused on complementing our current resources and integrating our businesses under a single brand.”

Second Quarter 2012 Results—Consolidated

NFP reported second quarter 2012 net income of $4.9 million, or $0.12 per diluted share, compared with net income of $9.5 million, or $0.21 per diluted share, in the prior year period. Net income was negatively impacted by impairments, management contract buyout expenses and a change in estimated acquisition earn-out payables, totaling $10.2 million net of tax. These charges are a result of the execution of the business strategy which entails management contract buyouts and the disposition of non-core assets. Impairments were associated only with management contracts, not goodwill.

Second quarter 2012 cash earnings was $27.1 million, or $0.66 per diluted share, compared with $21.6 million, or $0.48 per diluted share, in the second quarter 2011. Net income and cash earnings in the second quarter 2012 include a $4.0 million pre-tax net gain on sale of businesses, which favorably impacted the tax rate. Excluding this gain, cash earnings was $23.7 million, or $0.57 per diluted share, in the second quarter 2012. Cash earnings is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

NFP had 41.3 million weighted average fully diluted shares outstanding for the second quarter 2012 compared to 42.6 million shares for the first quarter 2012. The decrease in the second quarter 2012 is due to a decline in the shares that may be issued upon conversion of NFP’s senior convertible notes from 1.5 million shares in the first quarter 2012 to 0.6 million shares as of the end of the second quarter 2012. NFP’s share delivery obligation may be offset by the obligation of the counterparties to the convertible note hedge agreements to deliver a similar number of shares. This decrease was also impacted by a reduction in the weighted average share count from shares repurchased by NFP during the first and second quarters of 2012.

Adjusted EBITDA in the second quarter 2012 was $33.0 million, an increase of 9.6%, compared with $30.1 million in the second quarter 2011. Adjusted EBITDA margin of 12.9% in the second quarter 2012 grew compared with an Adjusted EBITDA margin of 12.6% in the prior year period. Adjusted EBITDA is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Revenue was $255.4 million in the second quarter 2012, an increase of $16.0 million, or 6.7%, compared with $239.4 million in the second quarter 2011. Organic revenue grew 4.1% in the second quarter 2012, compared with the prior year period. The increases were driven primarily by the Corporate Client Group.

Total operating expenses were $245.9 million in the second quarter 2012, compared with $221.2 million in the prior year period, which were driven by the addition of operating expenses of acquired companies, impairments on management contracts related to management contract buyouts and anticipated dispositions, and the adjustment in expected contingent consideration payments from acquisitions that are performing at a level where the expected payment has increased.

Cash flow from operations for the second quarter 2012 was $19.5 million compared with cash flow from operations of $39.9 million in the second quarter 2011. During the second quarter 2012, the Company used $13.0 million for a legal settlement and other payments and expects to be reimbursed for a significant portion of these items in the second half of 2012. The remaining difference in cash flow from operations, compared with the prior period, is associated with unfavorable timing differences in working capital. As of June 30, 2012, there was $15.0 million outstanding on the Company’s revolving credit facility.

Second Quarter 2012 Results – Segments

NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)

CCG is one of the leading corporate benefits advisors in the middle market, offering independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.

CCG accounted for 44.1% of NFP’s revenue in the second quarter 2012 and 39.4% in the second quarter 2011. CCG revenue was $112.6 million in the second quarter 2012 compared with $94.3 million in the prior year period, an increase of $18.3 million or 19.4%. CCG organic revenue growth was 7.2%.

CCG Adjusted EBITDA was $22.1 million in the second quarter 2012 compared with $16.7 million in the prior year period. Adjusted EBITDA margin was 19.6% in the second quarter 2012 compared with 17.7% in the prior year period.

Individual Client Group (ICG)

ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals. ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

ICG accounted for 31.6% of NFP’s revenue in the second quarter 2012 and 34.2% in the second quarter 2011. ICG revenue was $80.9 million in the second quarter 2012 compared with $81.9 million in the prior year period, a decrease of $1.0 million. ICG organic revenue growth was 1.5%.

ICG Adjusted EBITDA was $7.9 million in the second quarter 2012 compared with $10.3 million in the prior year period. Adjusted EBITDA margin was 9.8% in the second quarter 2012 compared with 12.6% in the prior year period.

Advisor Services Group (ASG)

ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering an open choice of broker-dealer and asset management products and services.

ASG accounted for 24.3% of NFP’s revenue in the second quarter 2012 and 26.4% for the second quarter 2011. ASG revenue was $62.0 million in the second quarter 2012 compared with $63.2 million in the prior year period, a decrease of $1.2 million. Revenue and organic revenue declined 1.9%.

ASG Adjusted EBITDA was $3.0 million in the second quarter 2012 and in the prior year period. Adjusted EBITDA margin was 4.8% in the second quarter 2012 and in the prior year period.

As of June 30, 2012, assets under management at NFP’s corporate registered investment advisor were $10.2 billion, compared with $10.0 billion as of June 30, 2011.

Share Repurchase

On February 7, 2012, the Company announced its authorization to repurchase up to $50.0 million of NFP’s common stock. Starting in May 2012, and during the second quarter 2012, NFP repurchased 463,210 shares at a weighted average cost of $13.13 per share. As of June 30, 2012, the remaining outstanding share repurchase authorization was $43.9 million.

NFP has authorization to repurchase NFP’s common stock from time to time for cash in the open market in accordance with applicable federal securities laws and subject to market and other conditions.

Earnings Conference Call & Presentation

On July 31, 2012 at 8:30 a.m. (ET), members of senior management will discuss second quarter results during a live conference call. The call can be accessed via telephone by dialing 888-396-2386 (domestic) or 617-847-8712 (international) approximately 10 minutes prior to the start of the call (when prompted, callers should provide the access code NFP). The conference call will also be broadcast live over the Internet at www.nfp.com/investor-relations. To listen to the live audio webcast, please go to the Web site at least 10-15 minutes prior to the start of the call to register. The conference call and webcast will be accompanied by a presentation. The presentation will be available for electronic download on NFP’s Web site before the conference call and webcast is scheduled to begin. Listeners can access an audio replay of the conference call over the Internet at www.nfp.com/investor-relations, or via telephone by dialing 888-286-8010 (domestic) or 617-801-6888 (international). The access code for the replay is 99675481. The replay will be available for approximately 90 days.

About NFP

National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term. NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments. The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance. The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services. The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services. Most recently NFP was ranked eighth on Business Insurance’s 100 Largest Brokers of U.S. Business; as the ninth Top Global Insurance Broker by Best’s Review; operated the fourth largest Executive Benefits Provider of nonqualified deferred compensation plans administered for recordkeeping clients as ranked by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Investment Advisor; had three advisors ranked in Barron’s Top 100 Independent Financial Advisors and is a leading independent life insurance distributor according to many top-tier carriers. For more information, visit www.nfp.com.

Reconciliation of Non-GAAP Financial Measures

The Company analyzes its performance using historical and forward-looking non-GAAP financial measures called cash earnings, cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures. The Company believes these non-GAAP financial measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings is defined as net income excluding amortization of intangibles; depreciation; the after-tax impact of the impairment of goodwill and intangible assets; the after-tax impact of non-cash interest; the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations; the after-tax impact of management contract buyouts and the after-tax impact of certain non-recurring items.

Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively. Adjusted EBITDA is defined as net income excluding income tax expense; interest income; interest expense; gain on early extinguishment of debt; other, net; amortization of intangibles; depreciation; impairment of goodwill and intangible assets; (gain) loss on sale of businesses, net; the accelerated vesting of certain RSUs; any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations and the expense related to management contract buyouts. Adjusted EBITDA should not be viewed as a substitute for net income. A reconciliation of these non-GAAP financial measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended June 30, 2012, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth

The Company uses organic revenue growth as a comparable revenue measurement for future periods. The Company excludes revenue from new acquisitions, sub-acquisitions, and the revenue derived from businesses fully disposed of for the first twelve months after the respective transaction. With respect to situations where a significant portion of a business’ assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements

This release contains statements which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the ability of the Company to execute on its strategy of increasing recurring revenue and other business initiatives; (2) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (3) the ability of the Company’s businesses to perform successfully following acquisition, including through the diversification of product and service offerings, and NFP’s ability to manage its business effectively and profitably through its principals and employees and through the Company’s reportable segments; (4) any losses that NFP may take with respect to dispositions, restructures, the collectability of amounts owed to it or otherwise; (5) seasonality or an economic environment that results in fewer sales of financial products or services; (6) NFP’s success in acquiring and retaining high-quality independent financial services businesses and their managers and key producers, and the ability of the Company to retain its broker-dealers’ financial advisors and recruit new financial advisors; (7) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses, due to requirements related to medical loss ratios stemming from the Patient Protection and Affordable Care Act or otherwise; (8) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (10) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, or the dilutive impact of capital raising efforts; (11) adverse results or other consequences from matters including litigation, arbitration, settlements, regulatory investigations or compliance initiatives, such as those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, or activities within the life settlements industry; (12) the impact of legislation or regulations on NFP’s businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of the adoption of the Patient Protection and Affordable Care Act and resulting changes in business practices, potential changes in estate tax laws, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (13) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (14) the effectiveness or financial impact of NFP’s incentive plans; (15) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (16) the loss of services of key members of senior management; (17) failure by the Company’s broker-dealers to comply with net capital requirements; (18) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; (19) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, including insurance carriers’ potential change in accounting for deferred acquisition costs, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (20) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (21) the occurrence of adverse economic conditions or an adverse legal or regulatory climate in New York, Florida or California; and (22) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 13, 2012.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: NFP

Contact:

Abbe F. Goldstein, CFA

SVP, Investor Relations & Corporate Communications

NFP

Investor Relations	Media Relations
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited-in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Commissions and fees	$255,436	$239,435	$509,567	$472,699

Operating expenses:
Commissions and fees	78,973	76,888	161,123	155,985
Compensation expense - employees	73,101	63,629	144,049	130,518
Fees to principals	30,646	31,889	59,853	56,508
Non-compensation expense	39,745	36,955	79,447	75,580
Amortization of intangibles	8,214	7,897	16,489	15,859
Depreciation	3,113	3,037	6,259	6,114
Impairment of goodwill and intangible assets	9,559	920	12,787	920
(Gain) loss on sale of businesses, net	(4,047)	13	(4,398)	13
Change in estimated acquisition earn-out payables	2,437	-	6,903	-
Management contract buyout	4,182	-	7,537	-

Total operating expenses	245,923	221,228	490,049	441,497

Income from operations	9,513	18,207	19,518	31,202

Non-operating income and expenses
Interest income	640	926	1,269	1,900
Interest expense	(4,146)	(3,974)	(8,267)	(7,745)
Other, net	1,072	1,328	1,952	4,516

Non-operating income and expenses, net	(2,434)	(1,720)	(5,046)	(1,329)

Income before income taxes	7,079	16,487	14,472	29,873

Income tax expense	2,213	6,997	3,988	13,505

Net income	$4,866	$9,490	$10,484	$16,368

Earnings per share:
Basic	$0.12	$0.22	$0.26	$0.37

Diluted	$0.12	$0.21	$0.25	$0.36

Weighted average shares outstanding:
Basic	40,466	43,925	40,496	43,842

Diluted	41,300	45,281	41,972	45,284

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP net income	$4,866	$9,490	$10,484	$16,368
Income tax expense	2,213	6,997	3,988	13,505
Interest income	(640)	(926)	(1,269)	(1,900)
Interest expense	4,146	3,974	8,267	7,745
Other, net	(1,072)	(1,328)	(1,952)	(4,516)

Income from operations	$9,513	$18,207	$19,518	$31,202
Amortization of intangibles	8,214	7,897	16,489	15,859
Depreciation	3,113	3,037	6,259	6,114
Impairment of goodwill and intangible assets	9,559	920	12,787	920
(Gain) loss on sale of businesses, net	(4,047)	13	(4,398)	13
Change in estimated acquisition earn-out payables	2,437	—	6,903	—
Management contract buyout	4,182	—	7,537	—

Adjusted EBITDA (1)	$32,971	$30,074	$65,095	$54,108

RECONCILIATION OF NET INCOME TO CASH EARNINGS (Unaudited-in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP net income	$4,866	$9,490	$10,484	$16,368
Amortization of intangibles	8,214	7,897	16,489	15,859
Depreciation	3,113	3,037	6,259	6,114
Impairment of goodwill and intangible assets	9,559	920	12,787	920
Tax benefit of impairment of goodwill and
intangible assets	(3,632)	(364)	(4,859)	(364)
Non-cash interest, net of tax	724	637	1,441	1,268
Change in estimated acquisition earn-out payables, net of tax	1,692	-	4,236	-
Management contract buyout, net of tax	2,593	-	4,673	-

Cash earnings (2)	$27,129	$21,617	$51,510	$40,165

GAAP net income per share - diluted	$0.12	$0.21	$0.25	$0.36
Amortization of intangibles	0.20	0.17	0.39	0.35
Depreciation	0.08	0.07	0.15	0.14
Impairment of goodwill and intangible assets	0.23	0.02	0.30	0.02
Tax benefit of impairment of goodwill and
intangible assets	(0.09)	(0.01)	(0.12)	(0.01)
Non-cash interest, net of tax	0.02	0.01	0.03	0.03
Change in estimated acquisition earn-out payables, net of tax	0.04	-	0.10	-
Management contract buyout, net of tax	0.06	-	0.11	-

Cash earnings per share - diluted (3)	$0.66	$0.48	$1.23	$0.89

(1)	Adjusted EBITDA is a non-GAAP financial measure, which the Company defines as net income excluding income tax expense; interest income; interest expense; gain on early extinguishment of debt; other, net; amortization of intangibles; depreciation; impairment of goodwill and intangible assets; (gain) loss on sale of businesses, net; the accelerated vesting of certain RSUs; any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations and the expense related to management contract buyouts.

(2)	Cash earnings is a non-GAAP financial measure, which the Company defines as net income excluding amortization of intangibles; depreciation; the after-tax impact of the impairment of goodwill and intangible assets; the after-tax impact of non-cash interest; the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations; the after-tax impact of management contract buyouts and the after-tax impact of certain non-recurring items.

(3)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Commissions and fees	$112,578	$94,315	$224,667	$189,865

Operating expenses:
Commissions and fees	13,603	8,667	26,937	19,661
Compensation expense - employees	40,956	33,625	79,689	67,540
Fees to principals	16,170	17,347	32,196	31,860
Non-compensation expense	19,798	17,962	39,263	36,098
Amortization of intangibles	5,878	5,129	11,787	10,280
Depreciation	1,408	1,615	2,835	3,238
Impairment of goodwill and intangible assets	3,254	-	5,934	-
Loss (gain) on sale of businesses, net	-	(47)	46	(47)
Change in estimated acquisition earn-out payables	2,437	-	6,903	-
Management contract buyout	4,182	-	7,537	-

Total operating expenses	107,686	84,298	213,127	168,630

Income from operations	$4,892	$10,017	$11,540	$21,235

CORPORATE CLIENT GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Income from operations	$4,892	$10,017	$11,540	$21,235
Amortization of intangibles	5,878	5,129	11,787	10,280
Depreciation	1,408	1,615	2,835	3,238
Impairment of goodwill and intangible assets	3,254	-	5,934	-
Loss (gain) on sale of businesses, net	-	(47)	46	(47)
Change in estimated acquisition earn-out payables	2,437	-	6,903	-
Management contract buyout	4,182	-	7,537	-

Adjusted EBITDA	$22,051	$16,714	$46,582	$34,706

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Commissions and fees	$80,867	$81,903	$161,460	$159,656

Operating expenses:
Commissions and fees	15,384	15,887	33,961	34,277
Compensation expense - employees	27,958	26,144	56,071	55,104
Fees to principals	14,476	14,542	27,657	24,648
Non-compensation expense	15,111	15,014	31,122	32,030
Amortization of intangibles	2,336	2,768	4,702	5,579
Depreciation	1,007	1,126	2,019	2,282
Impairment of goodwill and intangible assets	6,305	920	6,853	920
(Gain) loss on sale of businesses, net	(4,047)	60	(4,444)	60

Total operating expenses	78,530	76,461	157,941	154,900

Income from operations	$2,337	$5,442	$3,519	$4,756

INDIVIDUAL CLIENT GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Income from operations	$2,337	$5,442	$3,519	$4,756
Amortization of intangibles	2,336	2,768	4,702	5,579
Depreciation	1,007	1,126	2,019	2,282
Impairment of goodwill and intangible assets	6,305	920	6,853	920
(Gain) loss on sale of businesses, net	(4,047)	60	(4,444)	60

Adjusted EBITDA	$7,938	$10,316	$12,649	$13,597

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Commissions and fees	$61,991	$63,217	$123,440	$123,178

Operating expenses:
Commissions and fees	49,986	52,334	100,225	102,047
Compensation expense - employees	4,187	3,860	8,289	7,874
Non-compensation expense	4,836	3,979	9,062	7,452
Depreciation	698	296	1,405	594

Total operating expenses	59,707	60,469	118,981	117,967

Income from operations	$2,284	$2,748	$4,459	$5,211

ADVISOR SERVICES GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Income from operations	$2,284	$2,748	$4,459	$5,211
Depreciation	698	296	1,405	594

Adjusted EBITDA	$2,982	$3,044	$5,864	$5,805

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited-in thousands)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$89,556	$135,239
Fiduciary funds - restricted related to premium trust accounts	90,179	75,503
Commissions, fees and premiums receivable, net	110,331	119,945
Due from principals and/or certain entities they own	9,683	4,308
Notes receivable, net	4,228	4,224
Deferred tax assets	10,209	10,209
Other current assets	32,088	18,706

Total current assets	346,274	368,134
Property and equipment, net	31,122	33,937
Deferred tax assets	4,693	5,023
Intangibles, net	318,730	320,066
Goodwill, net	132,277	102,039
Notes receivable, net	22,381	23,661
Other non-current assets	29,653	41,307

Total assets	$885,130	$894,167

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$90,544	$74,145
Current portion of long term debt	12,500	12,500
Income taxes payable	-	3,045
Due to principals and/or certain entities they own	15,918	37,886
Accounts payable	23,774	30,584
Accrued liabilities	66,445	70,855

Total current liabilities	209,181	229,015
Long term debt	102,500	93,750
Deferred tax liabilities	1,631	1,605
Convertible senior notes	94,211	91,887
Other non-current liabilities	76,779	71,960

Total liabilities	484,302	488,217

STOCKHOLDERS’ EQUITY
Preferred stock at par value	-	-
Common stock at par value	4,703	4,665
Additional paid-in capital	904,003	905,774
Accumulated deficit	(382,264)	(391,202)
Treasury stock	(124,644)	(112,278)
Accumulated other comprehensive loss	(970)	(1,009)

Total stockholders’ equity	400,828	405,950

Total liabilities and stockholders’ equity	$885,130	$894,167

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited-in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flow from operating activities
Net income	$4,866	$9,490	$10,484	$16,368

Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	1,369	1,348	2,733	2,761
Impairment of goodwill and intangible assets	9,559	920	12,787	920
Amortization of intangibles	8,214	7,897	16,489	15,859
Depreciation	3,113	3,037	6,259	6,114
Accretion of senior convertible notes discount	1,167	1,054	2,324	2,098
(Gain) loss on sale of businesses, net	(4,047)	13	(4,398)	13
Change in estimated acquisition earn-out payables	2,437	-	6,903	-
Payments on acquisition earn-outs in excess of original estimated payables	(145)	-	(145)	-
Bad debt expense	237	(89)	237	478
Other, net	-	(463)	-	(943)

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	(16,210)	3,825	(14,383)	10,161
Commissions, fees and premiums receivable, net	(6,625)	1,827	12,222	30,435
Due from principals and/or certain entities they own	(3,295)	(1,773)	(5,421)	71
Notes receivable, net - current	484	504	(223)	1,122
Other current assets	(9,109)	(2,814)	(13,402)	(11,996)
Notes receivable, net - non-current	1,581	1,447	1,215	903
Other non-current assets	1,469	(806)	77	(178)

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	17,592	(810)	16,138	(8,903)
Income taxes payable	(33)	-	(3,078)	15
Due to principals and/or certain entities they own	3,055	6,834	(22,151)	(19,459)
Accounts payable	(1,446)	2,949	(9,297)	(15,105)
Accrued liabilities	5,968	5,775	(7,202)	270
Other non-current liabilities	(682)	(295)	(3,234)	2,927

Total adjustments	14,653	30,380	(5,550)	17,563

Net cash provided by operating activities	19,519	39,870	4,934	33,931

Cash flow from investing activities:
Proceeds from disposal of businesses	5,850	38	6,202	38
Purchases of property and equipment, net	(2,073)	(2,539)	(3,352)	(4,621)
Payments for acquired firms, net of cash	(9,770)	(65)	(36,849)	(4,062)
Payments for contingent consideration	(193)	-	(6,713)	-

Net cash used in investing activities	(6,186)	(2,566)	(40,712)	(8,645)

Cash flow from financing activities:
Payments on acquisition earn-outs	(89)	-	(89)	-
Borrowings on revolving credit facility	-	-	20,000	-
Payments on revolving credit facility	-	-	(5,000)	-
Repayment of long term debt	(3,125)	(3,125)	(6,250)	(6,250)
(Payments for) proceeds from stock-based awards, including tax benefit	(12)	583	(816)	2,516
Shares cancelled to pay withholding taxes	(12)	(49)	(3,650)	(2,958)
Repurchase of Common Stock	(6,082)	(8,803)	(14,045)	(8,803)

Net cash used in financing activities	(9,320)	(11,394)	(9,850)	(15,495)

Effect of exchange rate changes on cash and cash equivalents	(55)	-	(55)	-
Net increase (decrease) in cash and cash equivalents	3,958	25,910	(45,683)	9,791
Cash and cash equivalents, beginning of the period	85,598	112,711	135,239	128,830

Cash and cash equivalents, end of the period	$89,556	$138,621	$89,556	$138,621

Supplemental disclosures of cash flow information
Cash paid for income taxes	$6,745	$3,997	$15,564	$11,350
Cash paid for interest	$3,984	$3,479	$5,018	$4,455